Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)[ ]

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Avenue Minneapolis, MN	55402
(Address of principal executive offices)	(Zip Code)

Hester Parrot

U.S. Bank National Association

950 17th Street, Suite 300

Denver, CO 80202

Telephone (303) 585-4591

(Name, address and telephone number of agent for service)

PETROWHAWK ENERGY CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	86-0876964
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 4400; Houston, TX	770022
(Address of Principal Executive Offices)	(Zip Code)

9 1/8% Senior Notes due 2013

(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

            Comptroller of the Currency

            Washington, D.C. 20230

b)	Whether it is authorized to exercise corporate trust powers.

            Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15.	The Trustee is not a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under this indenture.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

2.	A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

4.	A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-84320.

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

7.	Report of Condition of the Trustee as of June 30, 2006, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and County of Denver, State of Colorado on the 31st day of August 2006.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Hester M. Parrot
Name:	Hester M. Parrot
Title:	Assistant Vice President

Exhibit 7

U.S. Bank National Association

Unaudited Statement of Financial Condition

As of 6/30/2006

(in millions)

	6/30/06
Assets
Cash and Due From Banks		$7,234
Investment Securities
Held to maturity		98
Available for Sale		38,364
Loans held for sale		2,589
Loans
Commercial		45,369
Commercial Real Estate		28,562
Residential mortgages		21,063
Retail		46,388
Total loans		141,382
Less allowance for loan losses		(2,039)
Net loans		139,343
Premises and Equipment		1,817
Goodwill		7,283
Other Intangible Assets		3,158
Other Assets		13,519
Total Assets		$213,405
Liabilities
Deposits
Noninterest-bearing		$30,730
Interest-bearing		69,302
Time deposits greater than $100,000		22,687
Total deposits		122,719
Short-term borrowing		20,570
Long-term debt		41,952
Other Liabilities		7,749
Total Liabilities		$192,990
Shareholder’s Equity
Preferred Stock		1,000
Common Stock		20
Capital Surplus		5,789
Retain earnings		20,164
Less treasury stock		(5,421)
Other comprehensive income		(1,137)
Total Shareholder’s Equity		$20,415
Total Liabilities and Shareholder’s Equity		$213,405

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Hester M. Parrot
Assistant Vice President

Date: August 31, 2006